Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report April 12, 1996
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874               94-2213782
   (State of other       (Commission File       (IRS Employer
    jurisdiction of       Number)                Identification No.)
    incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
 (Address of principal executive offices)              Zip Code




Registrant's Telephone Number, including area code:(402) 341-450


                               N/A


Item 5.  Other Events

     On April 12, 1996, the Registrant announced that CalEnergy Capital Trust, the ("Trust"), completed a private placement of $100 million of 6 1/4% convertible preferred securities (TIDES), with a liquidation preference of $50 each. Each TIDES will be convertible at the option of the holder at any time into 1.6728 shares of CalEnergy Common Stock, equivalent to a conversion price of $29.89 per share. The Registrant owns all of the common securities of the Trust. Additionally, the initial purchasers, CS First Boston and Merrill Lynch, exercised an option to purchase an additional 78,600 TIDES, or $3,930,000 to cover over-allotments.

     On April 17, 1996, the Registrant announced that it had completed the acquisition of Edison Mission Energy's 50% interest in four geothermal facilities at Imperial Valley, California, resulting in CalEnergy owning an additional 74 net MW of generating capacity.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated April 12, 1996.
Exhibit 2 - Press Release dated April 17, 1996.


                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CalEnergy Company, Inc.




                              By: \s\ Douglas L. Anderson
                                  Douglas L. Anderson
                                  Assistant Secretary



Dated: April 22, 1996